Exhibit 99
FOR IMMEDIATE RELEASE Contacts: Ewen Cameron, President & CEO ecameron@teltronics.com 941.753.5000
IDEAS THAT COMMUNICATE 941.753.5000 941-751-7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS ANNOUNCES THIRD QUARTER RESULTS

Operating profits increase 87.3% over 2005

SARASOTA, Fla., November 8, 2006 - Teltronics, Inc. (OTCBB: TELT) today announced its financial results for the three months and nine months ended September 30, 2006.

Sales for the three months ended September 30, 2006 were $12.22 million, as compared to $10.79 million reported for the same period in 2005. Sales for the nine months ended September 30, 2006 were $34.01 million, as compared to $33.52 million for the same period in 2005. Gross profit margin for the three months ended September 30, 2006 was $41.5% as compared to 40.1% for the same period in 2005. Gross profit margin for the nine months ended September 30, 2006 was 41.6%, as compared to 42.3% for the same period in 2005.

“The third quarter was very good for Teltronics. Sales increased by $1.43 million or 13.3% and we were able to reduce our operating costs by 9.2%,” said Ewen Cameron, Teltronics’ President and CEO. “Operating profits for the third quarter of 2006 exceeded 2005 by $1.16 million, and as a result, year to date operating profits were up by 87.3%,” Cameron added.

Operating expenses for the three months ended September 30, 2006 were $4.13 million, as compared to $4.54 million for the same period in 2005. Operating expenses for the nine months ended September 30, 2006 were $12.40 million, as compared to $13.26 million for the same period in 2005. Interest costs for the three months ended September 30, 2006 were $470,000, as compared to $241,000 for the same period in 2005. Interest costs for the nine months ended September 30, 2006 were $1.08 million, as compared to $984,000 for the same period in 2005.

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Net income for the three months ended September 30, 2006 was $495,000 or $0.04 per fully diluted share, as compared to $3.48 million or $0.32 per fully diluted share, for the same period in 2005. Net income for the three months ended September 30, 2005 included a $3.96 million gain on extinguishment of debt. Net income for the nine months ended September 30, 2006 was $690,000 or $0.02 per fully diluted share, as compared to a net income of $4.44 million or $0.36 per fully diluted share, for the same period in 2005. Net income for the nine months ended September 30, 2005 included $3.96 million gain on extinguishment of debt.

Net income available to common shareholders for the three months ended September 30, 2006 was $332,000, as compared to $3.32 million for the same period in 2005. Net income available to common shareholders for the nine months ended September 30, 2006 was $201,000 as compared to a net income available to common shareholders $3.95 million for the same period in 2005.

About Teltronics:
Teltronics, Inc. is a leading global provider of communications solutions and services that help businesses excel. The Company manufactures telephone switching systems and software for small-to-large size businesses and government facilities. Teltronics’ Enhanced 911 solutions provide lifesaving information to public safety communications centers. Teltronics offers a full suite of Contact Center solutions - software, services and support - to help their clients satisfy customer interactions.  Teltronics also provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their voice and data networks. The Company serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found on their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import.  Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results.  Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses ,the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

- See Tables Below --

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except shares and per share amounts

ASSETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,059	$1,150
Accounts receivable, net of allowance for doubtful accounts	8,491	6,568
Costs and estimated earnings in excess of billings on uncompleted contracts	214	418
Inventories, net	5,391	5,970
Other current assets	736	953
Total current assets	15,891	15,059

Property and equipment, net	778	967
Other assets	846	954

Total assets	$17,515	$16,980

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Line of credit	$5,479	$5,112
Current portion of long-term debt and capital lease obligations	819	855
Accounts payable	5,527	5,630
Deferred dividends	1,400	---
Other current liabilities	4,101	3,788
Total current liabilities	17,326	15,385
Long-term liabilities:
Deferred dividends	---	1,100
Long-term debt and capital lease obligations, net of current portion	2,494	3,081
Total long-term liabilities	2,494	4,181
Commitments and contingencies
Shareholders' deficiency:
Capital stock	9	9
Additional paid-in capital	24,697	24,658
Accumulated deficit and other comprehensive loss	(27,011)	(27,253)
Total shareholders' deficiency	(2,305)	(2,586)

Total liabilities and shareholders' deficiency	$17,515	$16,980

TELTRONICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT
In thousands, except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales
Product sales and installation	$9,034	$7,599	$23,969	$24,011
Maintenance and service	3,183	3,186	10,036	9,510
	12,217	10,785	34,005	33,521
Cost of goods sold	7,143	6,457	19,867	19,328
Gross profit	5,074	4,328	14,138	14,193
Operating expenses:
General and administrative	1,383	1,549	3,750	4,218
Sales and marketing	1,722	1,836	5,595	5,571
Research and development	958	1,039	2,800	3,044
Depreciation	65	120	253	431
	4,128	4,544	12,398	13,264
Income (loss) from operations	946	(216)	1,740	929

Other income (expense):
Interest	(470)	(241)	(1,084)	(984)
Other	22	3,958	57	4,519
	(448)	3,717	(1,027)	3,535
Income before income taxes	498	3,501	713	4,464
Income taxes	3	17	23	25
Net income	495	3,484	690	4,439
Dividends on Preferred Series B and C Convertible stock	163	163	489	485
Net income available to common shareholders	$332	$3,321	$201	$3,954

Net income per share:
Basic	$0.04	$0.42	$0.02	$0.50
Diluted	$0.04	$0.32	$0.02	$0.36

Weighted average shares outstanding:
Basic	8,636,539	7,880,806	8,636,539	7,874,143
Diluted	9,286,768	10,874,280	9,094,402	10,883,415